EX-99.16

FLEXSHARES TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a Trustee of FlexShares Trust, a statutory trust organized under the laws of the State of Maryland (the “Trust”), does hereby make, constitute and appoint Craig R. Carberry, Jose J. Del Real, Peter K. Ewing, Christopher P. Fair, Randal E. Rein and Himanshu S. Surti and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned any and all filings and amendments to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Trust’s Registration Statement on Form N-14 with respect to the proposed reorganizations listed on Exhibit A, attached hereto, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Trust to effectuate the intents and purposes hereof, and the undersigned hereby fully ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

IN WITNESS WHEREOF, the undersigned has subscribed his or her name this 23rd day of March, 2023.

/s/ Sarah N. Garvey	/s/ Philip G. Hubbard
Sarah N. Garvey	Philip G. Hubbard

/s/ Eric T. McKissack	/s/ Darek Wojnar
Eric T. McKissack	Darek Wojnar

Exhibit A
Target Fund	Acquiring Fund
FlexShares International Quality Dividend Defensive Index Fund	FlexShares International Quality Dividend Index Fund
FlexShares Quality Dividend Dynamic Index Fund	FlexShares Quality Dividend Index Fund